EXHIBIT 10 (b)

COMPUTER TASK GROUP, INCORPORATED

STOCK EMPLOYEE COMPENSATION TRUST

[Effective May 3, 1994]

TABLE OF CONTENTS

ARTICLE 1

TRUST, TRUSTEE, TRUST FUND

1.1 TRUST

1.2 TRUSTEE

1.3 TRUST FUND

1.4 TRUST FUND SUBJECT TO CLAIMS

1.5 DEFINITIONS

ARTICLE 2

CONTRIBUTIONS AND DIVIDENDS

2.1 CONTRIBUTIONS

2.2 DIVIDENDS

ARTICLE 3

RELEASE AND ALLOCATION OF COMPANY STOCK

3.1 AVAILABLE SHARES

3.2 ALLOCATIONS

3.3 EXCESS SHARES

ARTICLE 4

COMPENSATION, EXPENSES AND WITHHOLDING

4.1 COMPENSATION AND EXPENSES

4.2 WITHHOLDING OF TAXES

ARTICLE 5

ADMINISTRATION OF TRUST FUND

5.1 MANAGEMENT AND CONTROL OF TRUST FUND

5.2 INVESTMENT OF FUNDS

5.3 TRUSTEE’S ADMINISTRATIVE POWERS

5.4 VOTING AND TENDERING OF COMPANY STOCK

5.5 INDEMNIFICATION

5.6 GENERAL DUTY TO COMMUNICATE TO COMMITTEE

ARTICLE 6

ACCOUNTS AND REPORTS OF TRUSTEE

6.1 RECORDS AND ACCOUNTS OF TRUSTEE

6.2 REPORTS OF TRUSTEE

6.3 FINAL REPORT

ARTICLE 7

SUCCESSION OF TRUSTEE

7.1 RESIGNATION OF TRUSTEE

7.2 REMOVAL OF TRUSTEE

7.3 APPOINTMENT OF SUCCESSOR TRUSTEE

7.4 SUCCESSION TO TRUST FUND ASSETS

7.5 CONTINUATION OF TRUST

7.6 CHANGES IN ORGANIZATION OF TRUSTEE

7.7 CONTINUANCE OF TRUSTEE’S POWERS IN EVENT OF TERMINATION OF THE TRUST

ARTICLE 8

AMENDMENT OR TERMINATION

8.1 AMENDMENTS

8.2 TERMINATION

8.3 FORM OF AMENDMENT OR TERMINATION

ARTICLE 9

MISCELLANEOUS

9.1 CONTROLLING LAW

9.2 COMMITTEE ACTION

9.3 NOTICES

9.4 SEVERABILITY

9.5 PROTECTION OF PERSONS DEALING WITH THE TRUST

9.6 TAX STATUS OF TRUST

9.7 PARTICIPANTS TO HAVE NO INTEREST IN THE COMPANY BY REASON OF

THE TRUST

9.8 NONASSIGNABILITY

9.9 PLURALS

9.10 COUNTERPARTS

COMPUTER TASK GROUP, INCORPORATED

STOCK EMPLOYEE COMPENSATION TRUST AGREEMENT

THIS TRUST AGREEMENT (the “Agreement”) made effective as of May 3, 1994, between Computer Task Group, Incorporated, a New York corporation (the “Company”), and Thomas R. Beecher, Jr., (the “Trustee”) as trustee.

WITNESSETH:

WHEREAS, the Company desires to establish a trust (the “Trust”) for the purposes stated in this Agreement:

WHEREAS, the Trustee desires to act as trustee of the Trust, and to hold legal title to the assets of the Trust, in trust, for the purposes hereafter stated and in accordance with the terms hereof;

WHEREAS, the Company and/or its Affiliates (as defined below) have previously adopted the Plans (as defined below);

WHEREAS, the Company desires to provide assurance of the availability of the shares of its common stock to satisfy certain of its obligations or those of its subsidiaries under the Plans;

WHEREAS, the Company desires that the assets to be held in the Trust Fund (as defined below) should be principally or exclusively securities of the Company and, therefore, expressly waives any diversification of investments requirement that might otherwise be necessary, appropriate, or required pursuant to applicable-provisions of law; and

WHEREAS, the Trustee has been appointed as trustee and has accepted such appointment as of the date set forth first above;

NOW, THEREFORE, the parties hereto hereby establish the Trust and agree that the Trust will be comprised, held and disposed of as follows:

ARTICLE I

TRUST, TRUSTEE AND TRUST FUND

1.1 TRUST. This Agreement and the Trust shall be known as the Computer Task Group, Incorporated Stock Employee Compensation Trust. The parties intend that the Trust will be an independent legal entity with title to and power to convey all of its assets. The parties hereto further intend that the Trust not be subject to the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”). The assets of the Trust will be held, invested and disposed of by the Trustee, in accordance with the terms of the Trust. No employee benefit plan of the Company or any Affiliate (including the Plan), or any Participant, is intended to have any claim on, or any beneficial interest in, any assets of the Trust Fund prior to the time such assets are actually distributed to any such Plan as provided in Article 3.

1.2 TRUSTEE. The trustee named above, and his successor or successors, is hereby designated as the Trustee hereunder, to receive, hold, invest, administer and distribute the Trust Fund in accordance with the Trust, the provisions of which shall govern the powers, duties and responsibilities of the Trustee.

1.3 TRUST FUND. The assets held at any time and from time to time under the Trust collectively are herein referred to as the “Trust Fund” and shall consist of contributions received by the Trustee, proceeds of any loans, investments and reinvestment thereof, the earnings and income thereon, less disbursements thereof. Except as herein otherwise provided, title to the assets of the Trust Fund shall at all times be vested in the Trustee and securities that are part of the Trust Fund shall be held in such manner that the Trustee’s name and the fiduciary capacity in which the securities are held are fully disclosed, subject to the right of the Trustee to hold title or in the name of a nominee, and the interests of others in the Trust Fund shall be only the right to have such assets received, held, invested, administered and distributed in accordance with the provisions of the Trust.

1.4 TRUST FUND SUBJECT TO CLAIMS. Notwithstanding any provision of this Agreement to the contrary, the Trust Fund shall at all times remain subject to the claims of the Company’s general creditors.

1.5 DEFINITIONS. In addition to the terms defined in the preceding portions of the Trust, the following terms shall have the meanings set forth below unless the context clearly indicates otherwise:

(a) ADMINISTRATOR. “Administrator” means the plan administrator of each Plan.

(b) AFFILIATE. “Affiliate” means any corporation, more than 50 percent of the voting stock of which is held by the Company, directly or through one or more intermediaries, and any comparable ownership interest in an entity which is not a corporation.

(c) BOARD OF DIRECTORS. “Board of Directors” means the board of directors of the Company.

(d) CHANGE OF CONTROL. “Change of Control” shall be deemed to have occurred if:

(i) any Person, which shall mean a “person” as such term is used in Sections 13(d) and 24(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, the Trustee, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) during any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board, or whose nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors (other than in connection with a contested election) before the beginning of the period cease, for any reason, to constitute at least a majority thereof;

(iii) the stockholders of the Company approve (1) a plan of complete liquidation of the Company or (2) the sale or disposition by the Company of all or substantially all of the Company’s assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation in subparagraphs (iv) (a) or (iv) (b); or

(iv) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than:

(a)such a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70-06 of the combined voting power of the Company’s or such surviving entity’s outstanding voting securities immediately after such merger of consolidation; or

(b) such a merger or consolidation which would result in the directors of the Company who were Directors immediately prior thereto continuing to constitute more than 50 percent of the directors of the surviving entity immediately after such merger or consolidation.

In this paragraph (iv), “surviving entity” shall mean only an entity in which all of the Company’s stockholders immediately before such merger or consolidation become stockholders by the terms of such merger or consolidation, and the phrase “directors of the Company who were directors immediately prior thereto” shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation, or who were new directors (other than any director nominated in connection with a contested election or designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii)(2), (iv)(a) or (iv)(b) of this Subsection) whose election by the Board, or whose nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of such period.

(e) CODE. “Code” means the Internal Revenue Code of 1986, as amended.

(f) COMMITTEE. “Committee” means the Compensation Committee of the Board of Directors, which is charged with administration of the Trust. With respect to its administration of the Trust, the Committee shall consider recommendations received by it from an administrative committee of the Company comprised of the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, the Executive Vice President of Human

Resources, and the Vice President and Chief Financial Officer.

(g) COMPANY. “Company” means Computer Task Group, Incorporated, a New York corporation, or any successor thereto.

(h) COMPANY STOCK. “Company Stock” means shares of common stock, $.01 par value, issued by the Company, or any successor securities thereto.

(i) EXTRAORDINARY DIVIDEND. “Extraordinary Dividend” means any dividend or other distribution of cash or other property (other than Company Stock) made with respect to Company Stock, which the Committee declares to be other than an ordinary dividend with respect to Company Stock held by the Trust.

(j) FAIR MARKET VALUE. “Fair Market Value” means as of any date the average of the highest and lowest reported sales prices on such date (or if such date is not a trading day, then the most recent prior date which is a trading day) of a share of Company Stock as reported on the composite tape, or similar reporting system, for issues listed on the New York Stock Exchange (or, if the Company Stock is no longer traded on the New York Stock Exchange, on such other national securities exchange on which the Company Stock is listed or national securities or central market system upon which transactions in Company Stock are reported, as either shall be designated by the Committee for the purposes hereof) or if sales of Company Stock are not reported in any manner specified above, the average of the high bid and low asked quotations on such date (or if such date is not a trading day, then on the most recent prior date which is a trading day) in the over-the-counter market as reported by the National Association of Securities Dealers’ Automated System or, if not so reported, by National Quotation Bureau, Incorporated or similar organization selected by the Committee.

(k) LOAN. “Loan” means any loan or extension of credit to the Trust from the Company evidenced by the promissory note made by the Trustee with which the Trustee purchases Company Stock in an open-market transaction, private transaction or, with the consent of the Board of Directors, from the treasury of the Company.

(l) PARTICIPANT. “Participant” means as of any date any individual who is employed by the Company or any affiliate of the Company as of such date and is a participant in any of the Plans.

(m) PERSON. “Person” means any individual, corporation, or other party that may properly be granted trust powers under the laws of the State of New York.

(n) PLAN OR PLANS. “Plan” or “Plans” means any plan, contract, program, agreement, or arrangement listed on Exhibit A hereto. The Committee, in its sole discretion, may add to or delete from Exhibit A any plan, contract, program, agreement, or arrangement for the benefit of employees or directors of the Company or its Affiliates.

(o) SUSPENSE ACCOUNT. “Suspense Account” means a separate account to be maintained by the Trustee to hold Excess Shares pursuant to the terms of Article 3 hereof.

(p) TARGET VALUE. “Target Value” means with respect to each calendar quarter in each Trust Year the total of the amounts the Committee, in its discretion, designate to the Trustee that shall be transferred to each of the Plans.

(q) TRUST YEAR. “Trust Year” means each calendar year. Notwithstanding the foregoing, the first Trust Year shall be the period commencing on the effective date of the Trust and ending on December 31, 1994.

ARTICLE 2

CONTRIBUTIONS AND DIVIDENDS

2.1 CONTRIBUTIONS. The Company hereby contributes to the Trust Fund and the Trustee agrees to hold in Trust the property listed in Exhibit B hereto, which shall become the initial principal of the Trust Fund. The Trustee, within one year of the effective date of the Trust, shall, as directed by the Committee, use the initial principal of the Trust to purchase shares of Company Stock through open-market purchases, private transactions, or, with the Board of Directors consent, purchases from the treasury of the Company. The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to become part of the principal to be held, administered and disposed of by the Trustee as provided in the Trust. Additionally, for each calendar quarter in each Trust Year,

(i) the Company and its Affiliates may contribute to the Trust in cash such amount, which together with dividends, as provided in Section 2.2, and any other earnings of the Trust, which shall enable the Trustee to make all payments of principal and interest due under a Loan on a timely basis, in which case, unless otherwise expressly provided herein, the Trustee shall apply all such contributions, dividends and earnings to the payment of principal and interest due under a Loan, or

(ii) if, at the end of any calendar quarter in each Trust Year, any such contribution has not been made in cash, such contribution shall be deemed to have been made in the form of forgiveness of principal and interest on a Loan from the Company to the Trustee to the extent of the Company’s failure to make contributions made under clause (i) above.

All contributions made under the Trust shall be delivered to the Trustee. The Trustee shall be accountable for all contributions received by him, but shall have no duty to require any contributions to be made to him.

2.2 DIVIDENDS. Except as otherwise provided herein, dividends paid in cash on Company Stock held by the Trust, including Company Stock held in the Suspense Account, shall be applied, immediately upon receipt thereof by the

Trustee, to pay interest and to repay or pre-pay scheduled principal due under a Loan, which application shall be in the order such principal payments are due. Extraordinary Dividends shall not be used to pay interest on or principal of a Loan, but shall be invested in additional Company Stock as soon as practicable, except as provided below. Dividends which are not in cash or in Company Stock (including Extraordinary Dividends, or portions thereof) shall be reduced to cash by the Trustee and reinvested in Company Stock as soon as practicable, except as provided below. In the Committee’s discretion, investments in Company Stock may be made through open-market purchases, private transactions, or, with the Board of Directors consent, purchases from the treasury of the Company.

ARTICLE 3

RELEASE AND ALLOCATION OF COMPANY STOCK

3.1 AVAILABLE SHARES. Subject to the other provisions of this Article, upon the payment or forgiveness in any calendar quarter in any Trust Year of any principal on a Loan (a “Principal Payment”), the following number of shares of Company Stock acquired with the proceeds of the Loan shall become available for allocation (“Available Shares”): the number of shares so acquired with the proceeds of the Loan and held in the Trust immediately before such payment or forgiveness (excluding Company Stock held in the Suspense Account), multiplied by a fraction the numerator of which is the amount of the Principal Payment and the denominator of which is the sum of such Principal Payment and the remaining principal of such Loan outstanding after such Principal Payment. No fractional shares of Company Stock shall become Available Shares. If the preceding computation results in fractional shares, the number of Available Shares shall be computed by rounding down to the next whole number. Further, the following shall become Available Shares for a calendar quarter:

(i) shares of Company Stock held as part of the Trust Fund not acquired with the proceeds of a Loan and not held in the Suspense Account,

(ii) shares of Company Stock not encumbered as collateral with respect to a Loan, as the Committee may designate from time to time to be released from the Suspense Account, and

(iii) shares of Company Stock as the Committee may designate from time to time to be released from encumbrance as collateral with respect to a Loan.

The Committee shall inform the Trustee of the number of shares of Company Stock that shall become Available Shares from time to time, and the Trustee shall be permitted to rely on the directions provided by the Committee.

3.2 ALLOCATIONS. Subject to the provisions of Section 3.3, Available Shares shall be distributed by the Trustee to the Plans listed in Exhibit A as the Trustee shall be directed by the Committee in its discretion.

Such transfers shall be made at such time as the Committee, in its sole discretion, shall determine. Further, the Committee, in its discretion, may determine that distributions to Plans shall be made in cash, or property other than Company Stock. In such case, the Committee shall direct the Trustee to sell Available Shares, in an open market or private transaction, in the amount required to be distributed to a Plan and to distribute the proceeds to such Plan. The Committee shall inform the Trustee of the number of shares of Company Stock or the amount of cash that shall be transferred to a plan from time to time, and the Trustee shall be permitted to rely on the directions provided by the Committee.

3.3 EXCESS SHARES.

(a) To the extent that the Fair Market Value of the shares of the Company Stock that become Available Shares in a calendar quarter of a Trust Year exceeds the Target Value for that calendar quarter, Available Shares with a Fair Market Value equal to such excess shall be “Excess Shares”. For purposes of this Section, the Fair Market Value of shares of Company Stock that become Available Shares shall be determined as of the respective dates shares became Available Shares pursuant to Section 3.1.

(b) As used herein, the term “Shortfall Amount” shall mean the amount by which the Fair Market Value of shares of Company Stock that became Available Shares in any calendar quarter of a Trust Year (determined as of the respective dates that such shares become Available Shares) is less than the Target Value for such calendar quarter. If there is a Shortfall Amount in any prior calendar quarter of any Trust Year, Excess Shares shall be allocated pursuant to Section 3.2 until the aggregate Fair Market Value of Excess Shares (determined as of the respective dates of allocation) which has been allocated under this Subsection for all prior calendar quarters of all Trust Years equals the total of the Shortfall Amounts for all prior calendar quarters of all Trust Years.

(c) If any Excess Shares remain after the application of Section 3.3(b), such Excess Shares shall be held in a Suspense Account. If there is a Shortfall Amount in any later calendar quarter of any Trust Year, Excess Shares shall be removed from such Suspense Account and allocated pursuant to Section 3.2 until the Fair Market Value of Excess Shares so allocated (determined as of the respective dates of allocation) equals such Shortfall Amount.

(d) If any Excess Shares remain in the Suspense Account at the termination of the Trust, such Excess Shares shall be transferred to the Company to be held in its treasury.

(e) The Committee shall inform the Trustee of the number of shares of Company Stock that are Excess Shares from time to time, and direct the Trustee as to the proper application of such Excess Shares to the reduction of Shortfall Amounts and to placement of such Excess Shares in a Suspense Account. The Trustee shall be permitted to rely on the directions provided to him by the Committee.

ARTICLE 4

COMPENSATION, EXPENSES AND WITHHOLDING

4.1 COMPENSATION AND EXPENSES. The Trustee shall be entitled to such reasonable compensation for his services as may be agreed upon from time to time by the Company and the Trustee and to be reimbursed for his reasonable legal, accounting, broker, custodial and appraisal fees, expenses and other charges reasonably incurred in connection with the administration, management, investment and distribution of the Trust Fund. Such amounts shall be paid, and such reimbursement shall be made by the Company. If not paid within 60 days from the date the Company is notified of such fees and expenses, such amounts may be charged against the Trust Fund.

4.2 WITHHOLDING OF TAXES. While it is anticipated that the Company will make provision for complying with all applicable Federal, state or local withholding requirements, the Trustee may withhold, require withholding, or otherwise satisfy his withholding obligation, on any distribution which it is directed to make, such amount as it may reasonably estimate to be necessary to comply with applicable federal, state and local withholding requirements. Upon settlement of such tax withholding liability, the Trustee shall distribute the balance of such amount, if any. Prior to making any distribution hereunder, the Trustee may require such release or documents from any taxing authority, or may require such indemnity, as the Trustee shall reasonably deem necessary for his protection.

ARTICLE 5

ADMINISTRATION OF TRUST FUND

5.1 MANAGEMENT AND CONTROL OF TRUST FUND. Subject to the terms of this Agreement, the Trustee shall have exclusive authority, discretion and responsibility to manage and control the assets of the Trust Fund.

5.2 INVESTMENT OF FUNDS. Except as otherwise provided in Section 2.2., in this Section or as otherwise directed by the Committee, the Trustee shall invest and reinvest the Trust Fund exclusively in Company Stock, including any accretions thereto resulting from the proceeds of a tender offer, recapitalization or similar transaction which, if not in Company Stock, shall be reduced to cash as soon as practicable. The Trustee may invest the Trust Fund in Company Stock without regard to any law or rule of court concerning diversification, risk or nonproductivity, the applicability of which are hereby fully waived by the Company. The Trustee may, as directed by the Committee, invest any portion of the Trust Fund temporarily pending investment in Company Stock, distribution or payment of expenses in

(i) investments in United States government obligations with maturities of less than one year,

(ii) interest-bearing accounts including but not limited to certificates of deposit, time deposits, saving accounts and money market accounts with maturities of less than one year in any bank, including the Trustee’s, which accounts are insured by the Federal Deposit Insurance Corporation or other similar federal agency,

(iii) obligations issued or guaranteed by any agency or instrumentality of the United States with maturities of less than one year,

(iv) short-term discount obligations of the Federal National Mortgage Association, or

(v) short-term investments of a type then in use by the Company with respect to its own funds. Absent direction from the Committee, the Trustee shall invest any portion of the Trust Fund temporarily pending investment in Company Stock, in a short-term government securities mutual fund.

5.3 TRUSTEE’S ADMINISTRATIVE POWERS. Except as otherwise provided herein, and subject to the Trustee’s duties hereunder, the Trustee shall have the following powers and rights, in addition to those provided elsewhere in this Agreement and by law:

(a) to retain any asset of the Trust Fund for the purposes set forth herein;

(b) subject to Section 2.2, Section 5.2, Section 5.4 and Article 3, to sell any Trust Fund assets at public or private sale;

(c) upon direction from the Committee, to borrow from the Company to acquire Company Stock as authorized by this Agreement, to enter into loan agreements upon such terms (including reasonable interest and security for the loan and rights to renegotiate and prepay such loan) as may be determined by the Committee; provided, however, that any collateral given by the Trustee for a Loan shall be limited to cash contributed by the Company to the Trust and dividends paid on Company Stock held in the Trust Fund and Company Stock acquired with the proceeds of a Loan;

(d) with the consent of the Committee, to settle, submit to arbitration, compromise, contest, prosecute or abandon claims and demands in favor of or against the Trust Fund;

(e) subject to Section 5.4, to vote or to give any consent with respect to any securities, including any Company Stock, held by the Trust either in person or by proxy for any purpose;

(f) to exercise any of the powers and rights of an individual owner with respect to any asset of the Trust Fund and to perform any and all other acts that ‘ in his judgment are necessary or appropriate for the proper administration of the Trust Fund, even though such powers, rights and acts are not specifically enumerated in the Trust;

(g) to employ such accountants, actuaries, investment bankers, appraisers, other advisors and agents as may be reasonably necessary in collecting, managing, administering, investing, valuing and distributing the Trust’s assets and borrowings of the Trustee made in accordance with Section 5.3(c); and to pay their reasonable fees and expenses, which shall be deemed to be expenses of the Trust and for which the Trustee shall be reimbursed in accordance with Section 4.1;

(h) to cause any asset of the Trust Fund to be issued, held or registered in the Trustee’s individual name or in the name of his nominee, or in such form that title will pass by delivery, provided that the records of the Trustee shall indicate the true ownership of such asset;

(i) to utilize another entity as custodian to hold, but not invest or otherwise manage or control, some or all of the assets of the Trust Fund; and

(j) to consult with legal counsel (who may, or may not, also be counsel for the Trustee or the Company generally) with respect to any of his duties or obligations hereunder; and to pay the reasonable fees and expenses of such counsel, which shall be deemed to be expenses of the Trust and for which the Trustee shall be reimbursed in accordance with Section 4.1.

Notwithstanding the foregoing, neither the Trust nor the Trustee shall have any power to, and shall not engage in any activity that could give the trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative

Regulations promulgated pursuant to the Code.

5.4 VOTING AND TENDERING OF COMPANY STOCK.

(a) The Trustee, in his sole discretion, shall vote or abstain from voting, all shares of Company Stock held by the Trust on each matter brought before an annual or special stockholders meeting or on each matter with respect to which any written consent of stockholders is to be executed and shall tender or exchange, or shall refrain from tendering or exchanging, shares of Company Stock held by the Trust in any tender offer or exchange offer relating to shares of Company Stock. In exercising such rights, the Trustee agrees to consider in connection with such decisions not only the direct financial impact upon the Trust Fund, but also the potential effects, direct or indirect, upon Participants and the Company’s current and former employees. In connection with such deliberations, the Trustee shall undertake, to the extent possible, to obtain information as to how shares of Company Stock previously held in the Trust and currently held by the Plans will be voted, tendered or exchanged. Further, the Trustee agrees to consult with the Board of Directors and the Operating Committee of the Company to obtain their assessment of the effects exercising such rights will have on the Company. The Trustee shall not be held to be in breach of any fiduciary duty for any consideration given to the preceding factors, or such other factors as the Trustee in his reasonable judgment determines should be considered.

(b) Without limiting the generality of the foregoing, the Company shall maintain appropriate procedures to ensure that all information relating to voting or tendering of shares of Company Stock held by the Plans and provided to the Trustee are transmitted without being divulged or released to any person affiliated with the Company or its Affiliates not otherwise privy to such information. Except as may be required by law or court order, all such information with respect to voting or tendering, referred to in Section 5.4(a), shall be held confidential by the Trustee and shall not be divulged or released to any person, other than agents of the Trustee who are not affiliated with the Company or its Affiliates.

(c) The Trustee may rely upon a certificate of the trustee of each of the Plans as to

(i) the manner and proportions in which voting rights with respect to shares of Company Stock are to be exercised or not exercised by the trustee of such Plan and

(ii) the proportions of shares of Company Stock that are to be tendered or exchanged, or not tendered or exchanged, by the trustee of such Plan, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

5.5 INDEMNIFICATION.

(a) To the extent lawfully allowable, the Company shall and hereby does indemnify and hold harmless the Trustee from and against any claims, demands, actions, administrative or other proceedings, causes of action, liability, loss, costs, damage or expense (including reasonable attorneys, fees and disbursements) including any liability alleged to have resulted from a violation of the Securities Act of 1933, which may be asserted against it, in any way arising out of or incurred as a result of his action or failure to act in connection with the operation and administration of the Trust; provided that such indemnification shall not apply to the extent that the Trustee has acted in willful or grossly negligent violation of applicable law or his duties under this Trust or in bad faith. The Trustee shall be under no liability to any person for any loss of any kind which may result by reason of any action taken by it in accordance with any direction of the Committee or pursuant to Section 5.4. The Trustee shall be fully protected in acting upon any instrument, certificate, or paper delivered by the Committee, Board of Directors or any trustee of a Plan and believed in good faith by the Trustee to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

(b) The Company may, but shall not be required to, maintain liability insurance to insure its obligations hereunder. If any payments made by the Company of the Trust pursuant to this indemnity are covered by insurance, the Company or the Trust (as applicable) shall be subrogated to the rights of the indemnified party against the insurance company.

(c) Prior to the time the Company determines whether the trustee shall or shall not be indemnified pursuant to this Section, the Company shall advance to the Trustee any cost or expenses incurred by the Trustee in connection with the defense of any such claims, demands, actions, administrative or other proceedings or other causes of action.

5.6 GENERAL DUTY TO COMMUNICATE TO COMMITTEE. The Trustee shall promptly notify the Committee of all communications with or from any government agency or with respect to any legal proceeding with regard to the Trust and with or from any participant concerning his entitlement under the Trust.

ARTICLE 6

ACCOUNTS AND REPORTS OF TRUSTEE

6.1 RECORDS AND ACCOUNTS OF TRUSTEE. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection or audit by any person designated by the Company and which shall be retained as required by applicable law.

6.2 REPORTS OF TRUSTEE. The Trustee shall deliver to the Committee a report for the period ending on the last day of each Trust Year, and for each month, a duplicate copy of the custodian’s report listing all securities and other property acquired or disposed of and all receipts, disbursements and other transactions effected by the Trust after the date of the custodian’s last account, and further listing all cash, securities, and other property held by the Trust, together with the Fair Market Value thereof, as of the end of such period. In addition to the foregoing, the report shall contain such information regarding the Trust Fund’s assets and transactions as the Committee in its discretion may reasonably request.

6.3 FINAL REPORT. In the event of the resignation or removal of a Trustee hereunder, the Committee may request and the Trustee shall with reasonable promptness submit, for the period ending on the effective date os such resignation or removal, a report similar in form and purpose to that described in Section 6.2.

ARTICLE 7

SUCCESSION OF TRUSTEE

7.1 RESIGNATION OF TRUSTEE. The Trustee or any successor thereto may resign as Trustee hereunder at any time upon delivering a written notice of such resignation, to take effect 30 days after the delivery thereof to the Committee, unless the Committee accepts shorter notice; provided, however, that such resignation shall not be effective until a successor Trustee has assumed the office of Trustee hereunder. In individual serving as a Trustee shall be deemed to upon his or her death or if there is filed with the Committee a certification in writing from any attending physician of such individual Trustee that he or she is no longer able to make decisions with respect to financial matters. In such case, the Board of Directors may immediately appoint a successor Trustee pursuant to Section 7.3.

7.2 REMOVAL OF TRUSTEE. The Trustee or any successor thereof may be removed by the Company by delivering to the Trustee so removed an instrument executed by the Committee. Such removal shall take effect at the date specified in such instrument, which shall not be less than 30 days after delivery of the instrument, unless the Trustee accepts shorter notice; provided, however, that no such removal shall be effective until a successor Trustee has assumed the office of Trustee hereunder.

7.3 APPOINTMENT OF SUCCESSOR TRUSTEE. Whenever the Trustee or any successor thereto shall resign or be removed or a vacancy in the position shall otherwise occur, the Board of Directors shall use its best efforts to appoint one or more Persons as successor Trustee as soon as practicable after receipt by the Committee of a notice described in Section 7.1, or the delivery to the Trustee of a notice described in Section 7.2, as the case may be, but in no event more than 30 days after receipt or delivery, as the case may be, of such notice. A successor Trustee’s appointment shall not become effective until such successor shall accept such appointment by delivering its acceptance in writing to the company. If a successor is not appointed within such 30 day period, the Trustee, at the Company’s expense, may petition a court of competent jurisdiction for appointment of a successor. In any event, the Company or any of its Affiliates may not be appointed as a successor Trustee.

7.4 SUCCESSION TO TRUST FUND ASSETS. The title to all property held hereunder shall vest in any successor Trustee acting pursuant to the provisions hereof without the execution or filing of any further instrument, but a resigning or removed Trustee shall execute all instruments and do all acts necessary to vest title in the successor Trustee. Each successor Trustee shall have, exercise and enjoy all of the powers, both discretionary and ministerial, herein conferred upon its predecessors. A successor Trustee shall not be obliged to examine or review the accounts, records, or acts of, or property delivered by, any previous Trustee and shall not be responsible for any action or any failure to act on the part of any previous Trustee.

7.5 CONTINUATION OF TRUST. In no event shall the legal disability, resignation or removal of a Trustee terminate the Trust, but the Board of Directors shall forthwith appoint a successor Trustee in accordance with Section 7.3 to carry out the terms of the Trust.

7.6 CHANGES IN ORGANIZATION OF TRUSTEE. In the event that any corporate Trustee serving hereunder shall be converted into, shall merge or consolidate with, or shall sell or transfer substantially all of its assets and business to, another corporation, state or federal, the corporation resulting from such conversion, merger or consolidation, or the corporation to which such sale or transfer shall be made, shall thereafter become and be the Trustee under the Trust with the same effect as though originally so named but only if such corporation is qualified to be a successor Trustee hereunder.

7.7 CONTINUANCE OF TRUSTEE’S POWERS IN EVENT OF TERMINATION OF THE TRUST. In the event of the termination of the Trust, as provided herein, the Trustee shall dispose of the Trust Fund in accordance with the provisions hereof. Until the final distribution of the Trust Fund, the Trustee shall continue to have all powers provided hereunder as necessary or expedient for the orderly liquidation and distribution of the Trust Fund.

ARTICLE 8

AMENDMENT OR TERMINATION

8.1 AMENDMENTS. Except as otherwise provided herein, the Board of Directors may amend the Trust at any time and from time to time in any manner which it deems desirable, provided however, no amendment may change the duties of the Trustee without the Trustee’s consent, which consent shall not be unreasonably withheld.

Notwithstanding the foregoing, the Board of Directors shall retain the power under all circumstances to amend the Trust to add employee benefit plans to, or delete plans from, Exhibit A and to clarify any ambiguities or similar issues of interpretation in this Agreement.

Notwithstanding any other provision of this Agreement, upon a Change of Control, the Company and the Board of Directors shall have no power to amend the Agreement and the Trust shall become irrevocable.

8.2 TERMINATION. Subject to this Section, the Trust shall terminate on the earlier of

(a) the date the Trust no longer holds any assets,

(b) May 3, 2004 or

(c) the date specified in a written notice of termination given by the Board of Directors to the Trustee.

Upon termination of the Trust other than upon a Change of Control, the Trustee shall sell all or a portion of the assets of the Trust Fund as directed by the Committee. The proceeds of such sale or the assets then remaining in the Trust Fund shall then be distributed by the Committee to the Plans, used towards repayment of any Loan, or returned to the Company as directed by the Committee in its discretion. After distribution of all assets held in the Trust Fund as directed by the Committee, the Company shall be deemed to have forgiven all amounts then outstanding under any Loan, including accrued and unpaid interest.

The Trust shall become irrevocable and nonamendable and shall terminate automatically upon a Change of Control. The Company shall notify the Trustee of the occurrence of a Change of Control as soon as possible after its occurrence. Immediately upon a termination of the Trust after a Change of Control, the Company shall be deemed to have forgiven all amounts then outstanding under any Loan, including accrued and unpaid interest. As soon as practicable after receiving notice from the Company of a Change of Control, the Trustee shall sell all of the Company Stock and other non-cash assets (if any) then held in the Trust Fund as directed by the Committee. The proceeds of such sale shall first be returned to the Company up to an amount equal to the principal amount of any Loan and any accrued but unpaid interest thereon that was forgiven upon such termination. Any funds remaining in the Trust after such payment to the Company shall be distributed with reasonable promptness to the Plans as directed by the Committee.

8.3 FORM OF AMENDMENT OR TERMINATION. Any amendment or termination of the Trust (other than after a Change of Control) shall be evidenced by an instrument in writing signed by an authorized officer of the Company, certifying that said amendment or termination has been authorized and directed by the Company or the Board of Directors, as applicable, and, in the case of any amendment, shall be consented to by signature of the Trustee or its authorized officer, as the case may be, if required by Section 8.1.

ARTICLE 9

MISCELLANEOUS

9.1 CONTROLLING LAW. The laws of the State of New York shall be the controlling law in all matters relating to the Trust, without regard to conflicts of law.

9.2 COMMITTEE ACTION. Any action required or permitted to be taken by the Committee may be taken on behalf of the Committee by any individual so authorized. The Company shall furnish to the Trustee the name and specimen signature of each member of the Committee upon whose statement of a decision or direction the Trustee is authorized to rely. Until notified of a change in the identity of such person or persons, the Trustee shall act upon the assumption that there has been no change.

9.3 NOTICES. All notices, requests, or other communications required or permitted to be delivered hereunder shall be in writing, delivered by registered or certified mail, return receipt requested, telecopier or hand delivery as follows:

To the Company:	Computer Task Group, Incorporated
800 Delaware Ave.
Buffalo, New York 14209

Attention: Vice President and General Counsel

With a copy to:	Dianne Bennett, Esq.

Hodgson, Russ, Andrews, Wood & Goodyear
1800 One M&T Plaza
Buffalo, NY 14203

To the Trustee:	Thomas R. Beecher,
200 Theater Place
Buffalo, NY 14202

With a copy to:	Philip J. Szabla, Esq.
Albrecht, Maguire, Heffren &
Gregg, P.C.
2100 Main Place Tower
Buffalo, NY 14202

Any party hereto may from time to time, by written notice given as aforesaid, designate any other address to which notices, requests or other communications addressed to it shall be sent.

9.4 SEVERABILITY. If any provision of the Trust shall be held illegal, invalid or unenforceable for any reason, such provision shall not affect the remaining parts hereof, but the Trust shall be construed and enforced as if said provision and never been inserted herein.

9.5 PROTECTION OF PERSONS DEALING WITH THE TRUST. No person dealing with the Trustee shall be required or entitled to monitor the application of any money paid or property delivered to the Trustee, or determine whether or not the Trustee is acting pursuant to authorities granted to it hereunder or to authorizations or directions herein required.

9.6 TAX STATUS OF TRUST. It is intended that the Company, as grantor hereunder, be treated as the owner of the entire Trust and the Trust Fund within the meaning of-subpart E part 1, subchapter K, chapter 1, subtitle A of the Code. Until advised otherwise, the Trustee in preparing any tax reports or returns may presume that this is the proper tax status of the Trust.

9.7 PARTICIPANTS TO HAVE NO INTEREST IN THE COMPANY BY REASON OF THE TRUST. Neither the creation of the Trust nor anything contained in the Trust shall be construed as giving any person, including any individual employed by the Company or any Affiliate of the Company, any equity or interest in the assets, business or affairs of the Company.

9.8 NONASSIGNABILITY. No right or interest of any person to receive distributions from the Trust shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy, but excluding death or mental incompetency, and no right or interest of any person to receive distributions from the trust shall be subject to any obligation or liability of such person, including claims for alimony or the support of any spouse or child.

9.9 PLURALS. Whenever the context requires or permits, the singular form shall include the plural form and shall be interchangeable.

9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered an original.

IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be signed, and their seals affixed hereto, by their authorized officers all as of the day, month and year first above written.

Computer Task Group, Incorporated

By:

Trustee

Thomas R. Beecher, Jr.

EXHIBIT A

COMPUTER TASK GROUP, INCORPORATED

PLANS

1. Employee welfare benefit plans (as defined in Section 3(1) of ERISA sponsored or maintained by the Company or its Affiliates

2. Computer Task Group, Incorporated Employee Stock Purchase Plan

3. Computer Task Group, Incorporated Management Stock Purchase Plan

4. Computer Task Group, Incorporated Executive Supplemental Benefit Plan

5. Computer Task Group, Incorporated Restricted Stock Plan

6. Computer Task Group, Incorporated 401(k) Retirement Plan

7. 1991 Computer Task Group, Incorporated Stock Option Plan

8. Other stock based compensation plans for employees or directors of Computer Task Group, Incorporated currently existing or established the future

EXHIBIT B

COMPUTER TASK GROUP, INCORPORATED

INITIAL CONTRIBUTION TO TRUST FUND

$13,400,000.00